Exhibit 8.1

SUBSIDIARIES OF SEANERGY MARITIME HOLDINGS CORP.

Subsisiary	Jurisdiction of incorporation

Seanergy Management Corp.	Republic of the Marshall Islands

Seanergy Shipmanagement Corp.	Republic of the Marshall Islands

Honor Shipping Co.	Republic of the Marshall Islands

Sea Genius Shipping Co.	Republic of the Marshall Islands

Traders Shipping Co.	Republic of the Marshall Islands

Premier Marine Co.	Republic of the Marshall Islands

Emperor Holding Ltd.	Republic of the Marshall Islands

Champion Marine Co.	Republic of the Marshall Islands

Fellow Shipping Co.	Republic of the Marshall Islands

Patriot Shipping Co.	Republic of the Marshall Islands

Flag Marine Co.	Republic of the Marshall Islands

World Shipping Co.	Republic of the Marshall Islands

Partner Marine Co.	Republic of the Marshall Islands

Duke Shipping Co.	Republic of the Marshall Islands

Atsea Ventures Corp.	Republic of the Marshall Islands

Kaizen Shipping Co.	Republic of the Marshall Islands

Blue Shipping Co.	Republic of the Marshall Islands

Mei Shipping Co.	Republic of the Marshall Islands

King Marine Co.	Republic of the Marshall Islands

Mega Marine Co.	Republic of the Marshall Islands

Niki Marine Co.	Republic of the Marshall Islands

Squire Ocean Navigation Co.	Republic of Liberia

Lord Ocean Navigation Co.	Republic of Liberia

Knight Ocean Navigation Co.	Republic of Liberia

Good Ocean Navigation Co.	Republic of Liberia

Hellas Ocean Navigation Co.	Republic of Liberia

Friend Ocean Navigation Co.	Republic of Liberia

Paros Ocean Navigation Co.	Republic of Liberia

Titan Ocean Navigation Co.	Republic of Liberia

Icon Ocean Navigation Co.	Republic of Liberia

Prime Ocean Navigation Co.	Republic of Liberia

Partner Shipping Co. Limited	Malta

Pembroke Chartering Services Limited	Malta